                         AGREEMENT OF PURCHASE AND SALE

                                 BY AND BETWEEN

                          LEITCH TECHNOLOGY CORPORATION

                                       AND

                        PATH 1 NETWORK TECHNOLOGIES INC.

                           DATED AS OF APRIL 10, 2000

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                                TABLE OF CONTENTS
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ARTICLE I. PURCHASE AND SALE OF THE PATH 1 SHARES.................................................................1
           1.1      Purchase and Sale of the Path 1 Shares........................................................1
           1.2      Purchase Price................................................................................1

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................1
           2.1      Organization and Qualification; Company Subsidiaries..........................................2
           2.2      Conflicts.....................................................................................2
           2.3      Capitalization................................................................................2
           2.4      Reports; Financial Statements; Undisclosed Liabilities........................................3
           2.5      Issuance of Path 1 Shares.....................................................................3
           2.6      Absence of Certain Changes....................................................................3
           2.7      Taxes.........................................................................................4
           2.8      Real Property Owned or Leased.................................................................4
           2.9      Title to Assets...............................................................................4
           2.10     Contractual and Other Obligations.............................................................5
           2.11     Employee Benefit Plans........................................................................5
           2.12     Labor Relations...............................................................................5
           2.13     Insurance.....................................................................................5
           2.14     Litigation....................................................................................5
           2.15     Permits; Compliance with Applicable Law.......................................................5
           2.16     Intellectual Property.........................................................................6
           2.17     Consents......................................................................................6
           2.18     Foreign Person................................................................................6
           2.19     Authority.....................................................................................6
           2.20     Brokers and Finders...........................................................................7
           2.21     Compensation..................................................................................7
           2.22     Full Disclosure...............................................................................7
           2.23     Investment....................................................................................7
           2.24     Legend........................................................................................8

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................10
           3.1      Organization and Qualification; Purchaser Subsidiaries.......................................10
           3.2      Conflicts....................................................................................10
           3.3      Capitalization...............................................................................10
           3.4      Financial Statements; Undisclosed Liabilities................................................10
           3.5      Issuance of Leitch Shares....................................................................11
           3.6      Consents.....................................................................................11
           3.7      Authority....................................................................................11
           3.8      Reports......................................................................................11
           3.9      Full Disclosure..............................................................................12
           3.10     Investment...................................................................................12
           3.11     Legend.......................................................................................13
           3.12     Brokers and Finders..........................................................................13

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                               TABLE OF CONTENTS
                                  (CONTINUED)

           3.13     Leitch Shares................................................................................13

ARTICLE IV. ADDITIONAL COVENANTS AND AGREEMENTS..................................................................14
           4.1      Interim Operations of the Company............................................................14
           4.2      Alternative Proposals........................................................................16
           4.3      Reasonable Best Efforts......................................................................17
           4.4      Purchaser Access to Information..............................................................18
           4.5      Publicity....................................................................................18
           4.6      Notification of Certain Matters..............................................................18
           4.7      Stock Exchange Listings and Form 10..........................................................19
           4.8      Company Disclosure Schedule..................................................................19
           4.9      Registration Rights..........................................................................19

ARTICLE V. CLOSING...............................................................................................20
           5.1      Time and Place of Closing....................................................................20
           5.2      Closing Deliveries...........................................................................20
           5.3      Delivery of Path 1 Shares....................................................................21
           5.4      Tax Matters..................................................................................22

ARTICLE VI. CONDITIONS TO THE PURCHASE AND SALE OF THE PATH 1 SHARES.............................................22
           6.1      Conditions to Each Party's Obligations to Close..............................................22
           6.2      Conditions to the Obligations of Purchaser...................................................22
           6.3      Conditions to the Obligations of the Company.................................................23

ARTICLE VII. TERMINATION.........................................................................................24
           7.1      Termination..................................................................................24
           7.2      Effect of Termination........................................................................25

ARTICLE VIII. INDEMNIFICATION....................................................................................25
           8.1      Indemnity....................................................................................25
           8.2      Limitation on Indemnity......................................................................25
           8.3      Procedure....................................................................................25
           8.4      Remedies.....................................................................................26
           8.5      Time Limit...................................................................................26

ARTICLE IX. MISCELLANEOUS AND GENERAL............................................................................26
           9.1      Payment of Expenses and Other Payments.......................................................26
           9.2      Survival of Representations and Warranties...................................................26
           9.3      Modification or Amendment....................................................................26
           9.4      Waiver of Conditions.........................................................................26
           9.5      Counterparts.................................................................................27
           9.6      Governing Law................................................................................27
           9.7      Jurisdiction; Waiver of Trial by Jury........................................................27
           9.8      Notices......................................................................................27
           9.9      Entire Agreement; Assignment.................................................................28


                                       ii
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           9.10     Parties in Interest..........................................................................28
           9.11     Validity.....................................................................................28
           9.12     Captions.....................................................................................29
           9.13     Specific Performance.........................................................................29
           9.14     "Knowledge"of the Company or Purchaser.......................................................29

ARTICLE X. DEFINITIONS...........................................................................................29
           10.1     Certain Definitions..........................................................................29
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                                       iii

                         AGREEMENT OF PURCHASE AND SALE


                  AGREEMENT OF PURCHASE AND SALE (this "Agreement") dated as of April 10, 2000, by and between Leitch Technology Corporation, a corporation organized under the laws of the Province of Ontario ("Purchaser"), and Path 1 Network Technologies Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not defined in the specific Section in which they are used shall have the meanings assigned to such terms in Article X hereof.

                                    RECITALS

                  WHEREAS, the Company is engaged in the business of developing software and hardware technologies which enable the merging of disparate digital information over the same network infrastructure and related activities from its headquarters in San Diego, California;

                  WHEREAS, Purchaser desires to acquire from the Company 1,250,000 newly issued shares of Class A common stock, $.001 par value (the "Path 1 Class A Common Stock"), of the Company (all such 1,250,000 shares of Path 1 Class A Common Stock being hereinafter referred to as the "Path 1 Shares") and the Company desires to sell all of the Path 1 Shares to Purchaser, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                     PURCHASE AND SALE OF THE PATH 1 SHARES

                  1.1 PURCHASE AND SALE OF THE PATH 1 SHARES. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, at the Closing (as hereinafter defined), the Company agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase, acquire and accept from the Company, the Path 1 Shares.

                  1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Path 1 Shares is Ten Million U.S. Dollars ($10,000,000) and 200,000 common shares, no par value (the "Leitch Common Shares"), of Purchaser (such 200,000 Leitch Common Shares being hereinafter referred to as the "Leitch Shares"). The Purchase Price for the Path 1 Shares is payable at the Closing by delivery to the Company of a wire transfer in immediately available funds to an account designated by the Company in the amount of U.S. $10,000,000 and a certificate representing the Leitch Shares registered in the name of the Company.

                                  ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Purchaser as follows:

                  2.1 ORGANIZATION AND QUALIFICATION; COMPANY SUBSIDIARIES. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its assets and properties and to conduct the businesses in which it is now engaged. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions wherein it is required to be so qualified, except where the failure to be so qualified would not have a Company Material Adverse Effect. The Company does not have any subsidiaries other than as set forth in Section 2.1 of the disclosure schedule delivered to Purchaser by the Company concurrently with the execution hereof (the "Company Disclosure Schedule"). The Company does not own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, limited liability company or other Person nor is the Company bound by any agreement to acquire any such capital stock or other proprietary interest.

                  2.2 CONFLICTS. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby (the "Transactions") to be consummated by the Company, (a) violates any provision of the Certificate of Incorporation or By-laws of the Company or (b) constitutes a violation of any Applicable Law. Except as set forth in Section
2.2 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation of the Transactions contemplated hereby to be consummated by the Company, violates, conflicts with, results in any breach of any of the terms of, or results in the termination of or the creation of any Lien pursuant to the terms of any material agreement, instrument, or contract to which the Company is a party or by which it is bound, except where such violation, conflict, breach, termination or Lien would not have a Company Material Adverse Effect.

                  2.3 CAPITALIZATION. The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Path 1 Class A Common Stock, of which, as of the date hereof, 6,462,651 shares were issued and outstanding, (ii) 10,000,000 shares of Path 1 Class B Common Stock, of which, as of the date hereof, no shares of Path 1 Class B Common Stock were issued and outstanding and
(iii) 10 shares of Series A preferred stock, of which, as of the date hereof, no shares were issued and outstanding. Except for (i) 897,336 options to purchase the same number of shares of Path 1 Class A Common Stock, (ii) 642,996 options to purchase the same number of shares of Path 1 Class B Common Stock and (iii) up to a maximum of 650,000 options to purchase the same number of shares of Path 1 Class B Common Stock which may be granted to current or future officers, employees or consultants of the Company, there are no outstanding options, warrants, rights, convertible or exchangeable securities, proxy or stockholders' agreements or agreements of any kind for the purchase or acquisition from, or issuance by, the Company of any of its securities. Except for the Stockholders' Agreement, there are no outstanding agreements or other arrangements to which the Company is a party concerning the voting of any shares of capital stock of the Company or which obligate the Company to redeem or otherwise acquire from any Person any shares of capital stock of the Company. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable.

                  2.4      REPORTS; FINANCIAL STATEMENTS; UNDISCLOSED
LIABILITIES.

                           (a)      On March 23, 2000, the Company re-filed a
General Form for Registration of Securities on Form 10 (the "Form 10") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On the re-filing date, the Form 10 complied in all material respects with the applicable requirements of the Exchange Act, and the published rules and regulations of the SEC thereunder. The Form 10 will not, on the effective date thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b)      On the filing date, the financial statements
(including the related notes thereto) of the Company included in the Form 10 complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as otherwise noted therein) and presented fairly in all material respects the financial position of the Company as of their respective dates, and the results of its operations and cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). As of the date of the Company's most recent regularly prepared consolidated balance sheet, the Company had less than $10,000,000 of consolidated total assets.

                           (c)      Except (i) as set forth in Section 2.4(c) of
the Company Disclosure Schedule, (ii) as set forth in the balance sheet of the Company as of December 31, 1999 set forth in the Form 10 (the "Balance Sheet") and (iii) for current liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999 (and not materially different in type or amount), the Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a balance sheet of the Company or in the notes thereto.

                  2.5 ISSUANCE OF PATH 1 SHARES. When issued, sold and delivered to Purchaser in accordance with the terms of this Agreement for the consideration expressed herein, the Path 1 Shares shall be duly and validly authorized, fully paid and non-assessable shares of Path 1 Class A Common Stock free and clear of any restrictions on transfer, other than restrictions on transfer under the Stockholders' Agreement or applicable state, foreign and federal securities laws, and free and clear of any preemptive or similar rights.

                  2.6 ABSENCE OF CERTAIN CHANGES. Since the date of the Balance Sheet, (i) the Company has conducted its business in the ordinary and usual course consistent with past practice, and (ii) there has not occurred any events or changes having, or reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                  2.7 TAXES. Except as set forth in Section 2.7 of the Company Disclosure Schedule:

                           (a)      The Company has filed or caused to be filed
on a timely basis all returns, reports or other declarations relating to Taxes required to be filed by it (the "Tax Returns"), except for any such Tax Returns the failure to file which would not have a Company Material Adverse Effect, and the Company has timely paid or caused to be paid all federal, state, local, provincial and foreign taxes (including, but not limited to, income, franchise, property (real, tangible and intangible), sales, use, unemployment, withholding, gross receipts, business license, transfer, capital, net worth, gains, excise, social security and workers' compensation taxes and estimated income and franchise tax payments, and penalties, interest and fines with respect to any thereof) (collectively, "Taxes") payable by it with respect to the periods covered by such Tax Returns.

                           (b)      The Company has not received written notice
from any taxing authority of any deficiency, claim or other dispute relating to the payment or assessment of any Taxes for any period which remains unsettled at the date hereof.

                           (c)      The Company has not executed any waiver of
any statute of limitations on the assessment or collection of Taxes.

                           (d)      There are no Liens for Taxes (other than
Permitted Liens) upon or, to the Company's Knowledge threatened against any assets of the Company, other than Liens which would not have a Company Material Adverse Effect.

                           (e)      The Company is not a party to any pending
or, to the Company's Knowledge, threatened action, proceeding or assessment by any taxing authority, foreign or domestic, relating to the Company.

                           (f)      No election under Section 341(f) of the Code
has been made to treat the Company as a "consenting corporation" as defined in such Section 341(f).

                           (g)      The Company is not and never has been a
United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                  2.8 REAL PROPERTY OWNED OR LEASED. The Company does not own any real property. Except as set forth in Section 2.8 of the Company Disclosure Schedule, the Company enjoys peaceful and undisturbed possession under all leases under which it is the lessee, and all said leases are valid and subsisting and in full force and effect, except with respect to Permitted Liens, or as could not reasonably be expected to have a Company Material Adverse Effect.

                  2.9 TITLE TO ASSETS. Except as set forth in Section 2.9 of the Company Disclosure Schedule, the Company has good and merchantable title to all of the properties and assets (tangible and intangible) which it owns and valid and existing leaseholds, licenses or other rights to use all of the other properties and assets which it leases, licenses or uses in the operation of its business as currently conducted, in any case, free and clear of all Liens, except for Permitted Liens, or as could not reasonably be expected to have a Company Material Adverse Effect.

                  2.10 CONTRACTUAL AND OTHER OBLIGATIONS. The Company does not have and is not bound by any material contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than those that have been entered into in the ordinary course of business or as set forth on Section 2.10 of the Company Disclosure Schedule. The Company is not, and to the Company's Knowledge no other Person party thereto is, in violation or default in any material respect of any provision of any material agreement, instrument, or contract to which the Company is a party or by which the Company is bound.

                  2.11     EMPLOYEE BENEFIT PLANS. Except as set forth in
Section 2.11 of the Company Disclosure Schedule, the Company does not maintain or sponsor, nor is it required to make contributions to, any pension, profit-sharing, bonus, incentive, welfare or other employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, being hereinafter referred to as the "Benefit Plans").

                  2.12 LABOR RELATIONS. Except as set forth in Section 2.12 of the Company Disclosure Schedule, there are no labor strikes, stoppages or lockouts between the Company and its employees and the Company is not a party to any contract or agreement with any labor organization or collective bargaining unit.

                  2.13 INSURANCE. The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties and business.

                  2.14 LITIGATION. Except or as set forth in Section 2.14 of the Company Disclosure Schedule, there is no litigation, arbitration, claim or other legal proceeding (collectively, "Actions") pending or, to the Company's Knowledge, threatened against the Company, or any of its properties or assets (tangible or intangible), except Actions which, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

                  2.15     PERMITS; COMPLIANCE WITH APPLICABLE LAW.

                           (a)      PERMITS. The Company has all permits,
licenses, approvals, franchises and authorizations (collectively, the "Permits") required for the conduct of the business in which it is presently engaged, except for such Permits which the failure to have, individually or in the aggregate, would not have a Company Material Adverse Effect. All of the Permits are in full force and effect, except where the failure to be in effect, individually or in the aggregate, would not have a Company Material Adverse Effect.

                           (b)      APPLICABLE LAW. Except as set forth in
Section 2.15(b) of the Company Disclosure Schedule, the Company is not in violation of any Applicable Law applicable to it, except where the failure to be in compliance, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  2.16 INTELLECTUAL PROPERTY. As of the date hereof, the Company does not have any issued patents or trademarks. Section 2.16 of the Company Disclosure Schedule sets forth a list as of the date hereof of all the Company's pending applications for patents, all of the Company's pending applications for trademarks, tradenames and service marks, all registrations of copyrights and all pending applications therefor, and all licenses and agreements in respect thereof (collectively, the "Registered Intellectual Property"). To the Company's Knowledge, all of the patents, trademarks, tradenames, service marks, copyrights and licenses or other agreements listed in
Section 2.16 of the Company Disclosure Schedule are valid and in full force and effect, except as otherwise noted in Section 2.16 of the Company Disclosure Schedule. Except as set forth in Section 2.16 of the Company Disclosure Schedule and except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) to the Company's Knowledge, the rights of the Company to the Registered Intellectual Property and to all other intellectual property used or held for use in the business of the Company, except commercially available over-the-counter shrink-wrapped software, (the "Other Intellectual Property") do not conflict with or infringe on the rights of any Person and the Company has not received any written notice alleging that the Company has violated or, by conducting its business as proposed, would violate the intellectual property rights of such Person, and
(ii) to the Company's Knowledge, no other Person is infringing on the rights of the Company to its Registered Intellectual Property or the Other Intellectual Property.

                  2.17 CONSENTS. Except for such filings as are required to be made by the Company and exemptions, rulings or orders as are required under any federal, state or foreign securities laws (all of which will be made or obtained on or prior to the Closing) and except as set forth in Section 2.17 of the Company Disclosure Schedule, no consents, approvals or authorizations of, or filings with, any Governmental Authority or any other Person are required on the part of the Company in connection with the execution and delivery of this Agreement by the Company and the consummation of the Transactions contemplated hereby to be consummated by the Company, except where the failure to obtain such consents, approvals, or authorizations, or make such filings, could not, individually or in the aggregate, have a Company Material Adverse Effect. No security of the Company is, as of the date hereof, (i) listed on any national securities exchange, (ii) authorized for quotation on The Nasdaq Stock Market or
(iii) held of record by more than 2,000 stockholders.

                  2.18 FOREIGN PERSON. The Company is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

                  2.19 AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement has been duly and validly authorized by the Company's Board of Directors and no other corporate action on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Purchaser, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement hereof may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) as to rights to indemnity that are contrary to applicable securities laws.

                  2.20 BROKERS AND FINDERS. Other than First Security Van Kasper, the Company has not entered into a written agreement with any investment banker, broker, finder, advisor, consultant or intermediary in connection with the Transactions which would be entitled to any investment banking, brokerage, finders, advisory or similar fee or commission in connection with this Agreement or the Transactions.

                  2.21 COMPENSATION. Except as set forth in Section 2.22 of the Company Disclosure Schedule, the Company is not bound by any bonus plan, incentive plan, stock option plan, stock purchase plan, severance plan or other benefits plans or arrangements.

                  2.22 FULL DISCLOSURE. No representation or warranty by the Company in this Agreement and no statement by the Company contained in any exhibit, disclosure schedule, or certificate contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                  2.23 INVESTMENT. Without limiting the effect of Article VIII hereof:

                           (a)      The Company understands that Purchaser
proposes to issue and deliver to the Company the Leitch Shares pursuant to this Agreement without registration under the Securities Act of 1933, as amended (the "Securities Act") or under any other Applicable Law; that for such purpose Purchaser will rely upon the Company's representations and warranties contained herein; and that registration under the Securities Act may be required if such representations and warranties are not correct.

                           (b)      The Company has received such information
relating to the business and affairs of Purchaser which could reasonably be deemed necessary or appropriate by the Company, and all additional information which is necessary to verify the accuracy of the information so received. The Company has had the opportunity to ask questions of and receive answers from Purchaser concerning the business and affairs of Purchaser and concerning terms and conditions of the Transactions. On the basis of the foregoing, the Company is familiar with the operations, business plans and financial condition of Purchaser.

                           (c)      The Company understands that, under the
existing rules of the SEC, the Company may be unable to sell the Leitch Shares issued to the Company pursuant to this Agreement, except to the extent that such shares may be sold (i) pursuant to an effective registration statement covering such sale pursuant to the Securities Act and applicable state securities laws or an applicable exemption therefrom or (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144") or (iv) outside the United States in compliance with the requirements of Rule 904 of Regulation S under the Securities Act ("Rule 904").

                           (d)      The Company is not relying on Purchaser
respecting the financial, tax and other economic considerations of an investment in the Leitch Shares issued to the Company pursuant to this Agreement, and the Company has relied on the advice of, or has consulted with, its own advisors.

                           (e)      The Company is familiar with the provisions
of Rule 144 and Rule 904 and the limitations upon the availability and applicability of such rules.

                           (f)      The Company is an "accredited investor"
within the meaning of Regulation D under the Securities Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the Leitch Shares issued to the Company pursuant to this Agreement, and its financial position is such that it can afford to retain such shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

                           (g)      The Company has such knowledge and
experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the issuance of the Leitch Shares issued to the Company pursuant to this Agreement to evaluate the merits and risks of an investment in such shares and to make an informed investment decision with respect thereto.

                           (h)      The Company is acquiring the Leitch Shares
issued to the Company pursuant to this Agreement as an investment for its account, and without any present view towards the resale or other distribution thereof.

                           (i)      The Company has been independently advised
as to or is aware of the restrictions with respect to trading in the Leitch Shares imposed by applicable securities legislation in the jurisdiction in which it resides and confirms that no representation has been made respecting such restrictions with respect to trading in the Leitch Shares.

                           (j)      The Company acknowledges that the Leitch
Shares are not qualified for distribution to the public in Canada. The Company certifies that (a) the Company is not a Canadian resident nor acting for the account or benefit of a Canadian resident; (b) the Leitch Shares were not offered to the Company in Canada, and the Company was, at the time of agreeing to sell the Path 1 Shares, and is outside Canada; and (c) for a period ending 40 days after the date of issuance of the Leitch Shares to the Company, the Company will not resell the Leitch Shares to any Canadian resident or in Canada and, thereafter, any resale by the Company to a Canadian resident or in Canada will be made in accordance with applicable securities laws of the provinces and territories of Canada.

                  2.24 LEGEND. Each certificate representing Leitch Shares issued to the Company pursuant to this Agreement, shall contain upon its face or upon the reverse side thereof a legend to the following effect:

                  "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified for distribution to the public in Canada or qualified under state securities laws and may not be sold, pledged, or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act, and qualified under applicable state securities laws; (b) sold outside the United States in accordance with Rule 904 of Regulation S under the Securities Act; (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder, if available; or (d) in compliance with certain other procedures satisfactory to Leitch Technology Corporation upon the furnishing to Leitch Technology Corporation of an opinion from counsel of recognized national standing in form and substance satisfactory to Leitch Technology Corporation to the effect that no registration or qualification is legally required for such transfer. The holder hereof, by acquiring such securities, agrees for the benefit of Leitch Technology Corporation that for a period ending 40 days after the date of the issuance of those securities by Leitch Technology Corporation, the holder will not resell those securities to any Canadian resident or in Canada. Delivery of this certificate may not constitute "good delivery" in settlement of transactions on the Toronto Stock Exchange. A new certificate, bearing no legend, delivery of which will constitute "good delivery", may be obtained from Leitch Technology Corporation's Transfer Agent in connection with a sale made pursuant to Rule 904 of Regulation S at a time Leitch Technology Corporation is a "foreign private issuer" as defined in Rule 405 under the Securities Act upon delivery of this certificate after 40 days after the issuance of the securities by Leitch Technology Corporation and a duly executed declaration, in a form satisfactory to such Transfer Agent and Leitch Technology Corporation, to the effect that
                  (A) the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the Securities Act; and (B) certifying that (1) the buyer is not an "Affiliate" (as defined in Rule 405 under the Securities
                  Act) of Leitch Technology Corporation; (2) the offer of such securities was not made to a person in the United States and either (x) at the time the buy order was originated, the buyer was outside the United States, or Path 1 Network Technologies, Inc. and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (y) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither Path 1 Network Technologies, Inc. nor any person acting its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither Path 1 Network Technologies, Inc. nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" resale restrictions imposed because the securities are "restricted securities"; and (5) the sale is not a transaction or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration requirements of the Securities Act. Terms used herein have the meanings given to them by Regulation S."

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to the Company that:

                  3.1 ORGANIZATION AND QUALIFICATION; PURCHASER SUBSIDIARIES. Purchaser is validly existing, under the laws of the jurisdiction of its organization, and has all requisite corporate power, authority and legal right to own, operate and lease its assets and properties and to conduct the businesses in which it is now engaged. Purchaser is duly qualified to transact business as a foreign corporation in all jurisdictions wherein it is required to be so qualified, except where the failure to be so qualified would not have a Purchaser Material Adverse Effect. Copies of the Articles of Incorporation and By-laws or other organizational documents of Purchaser have been heretofore made available to the Company, which copies are complete and correct and include all amendments, modifications or supplements thereto.

                  3.2 CONFLICTS. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the Transactions to be consummated by Purchaser, (a) violates any provision of the Articles of Incorporation or By-laws of Purchaser or (b) subject to receipt of regulatory approvals and required filings under federal, state and provincial securities laws and the Ontario Business Corporations Act, constitutes a violation of any Applicable Law. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the Transactions contemplated hereby to be consummated by Purchaser, violates, conflicts with, results in any breach of any of the terms of, or results in the termination of or the creation of any material Lien pursuant to the terms of any material contract or other obligation to which Purchaser is subject, except where such violation, conflict, breach, termination or Lien would not have a Purchaser Material Adverse Effect.

                  3.3 CAPITALIZATION. The authorized capital stock of Purchaser consists of: (i) an unlimited number of shares of Leitch Common Shares, of which, as of the date hereof, 25,071,573 shares of Leitch Common Shares were issued and outstanding and (ii) an unlimited number of preference shares, of which, as of the date hereof, no preference shares were issued and outstanding. All outstanding shares of capital stock of Purchaser are, and all shares of Leitch Common Shares to be issued as part of the Purchase Price will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  3.4 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Purchaser has made available to the Company its audited consolidated financial statements dated April 30, 1999 and its unaudited consolidated financial statements (including the related notes thereto) of Purchaser for the nine months ended January 31, 2000 which have been prepared in conformity with GAAP in Canada applied on a consistent basis during the periods involved (except as otherwise noted therein), and presented fairly in all material respects the consolidated financial position of Purchaser as of their respective dates, and the consolidated results of their operations and cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                  3.5 ISSUANCE OF LEITCH SHARES. When issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein to the Company, the Leitch Shares shall be duly and validly authorized, fully paid and non-assessable Leitch Common Shares free and clear of any restrictions on transfer, other that the restrictions on transfer under this Agreement, or applicable state, federal, provincial and foreign securities laws. Prior to the date hereof, Purchaser has filed an application with The Nasdaq Stock Market to list the Leitch Common Shares thereon.

                  3.6 CONSENTS. Except for (i) such filings as may be required by the By-laws, rules, regulations or policies of The Toronto Stock Exchange in respect of Leitch Common Shares to be issued as part of the Purchase Price and the listing of such Leitch Common Shares on The Toronto Stock Exchange and (ii) such filings as are required to be made and exemption rulings or orders as are required under the Ontario Business Corporations Act and Canadian securities laws, no consents, approvals or authorizations of, or filings with, any Governmental Authority or any other person or entity are required in connection with the execution and delivery of this Agreement by Purchaser and the consummation of the Transactions contemplated hereby to be consummated by Purchaser, except where the failure to obtain such consents, approvals, or authorizations, or make such filings, would not have a Purchaser Material Adverse Effect.

                  3.7 AUTHORITY. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the consummation by Purchaser of the Transactions have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Purchaser, enforceable against it in accordance with its terms, except that the enforcement hereof may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) as to rights to indemnity under securities laws, by Applicable Laws.

                  3.8 REPORTS. Purchaser is a reporting issuer under the Securities Act (Ontario) (the "Ontario Securities Act"), is not on the list of defaulting reporting issuers maintained under the Ontario Securities Act, and has made available to the Company a true and complete copy of each quarterly, annual or other form, report, filing or document filed by Purchaser with the Governmental Authorities under the Ontario Securities Act, or under the rules, policies, listing agreements or other requirements of The Toronto Stock Exchange ("Exchange Filing Requirements"), since July 9, 1999 which are all the forms, reports, filing or documents (other than preliminary material) that Purchaser was required to file with the Governmental Authorities under the Ontario Securities Act, or pursuant to Exchange Filing Requirements, since July 9,

1999. All of such forms, reports, filing or documents filed prior to the date of this Agreement are hereinafter referred to as the "Purchaser Disclosure Documents."

                           (b)      As of their respective filing dates, the
Purchaser Disclosure Documents complied in all material respects with the requirements of the Ontario Securities Act, the rules and regulations of Governmental Authorities under the Ontario Securities Act, other Applicable Law, and the Exchange Filing Requirements. As of their filing dates or effective dates (whichever is later), none of the Purchaser Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.9 FULL DISCLOSURE. No representation or warranty by Purchaser in this Agreement and no statement by Purchaser contained in any exhibit, disclosure schedule, or certificate contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                  3.10 INVESTMENT. Without limiting the effect of Article VIII hereof:

                           (a)      Purchaser understands that the Company
proposes to issue and deliver to Purchaser Path 1 Shares pursuant to this Agreement without registration under the Securities Act; that for such purpose the Company will rely upon Purchaser's representations and warranties contained herein; and that registration under the Securities Act may be required if such representations and warranties are not correct.

                           (b)      Purchaser has received such information
relating to the business and affairs of the Company which Purchaser has requested, and all additional information which Purchaser has considered necessary to verify the accuracy of the information so received. Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the business and affairs of the Company and concerning terms and conditions of the Transactions. On the basis of the foregoing, Purchaser is familiar with the operations, business plans and financial condition of the Company.

                           (c)      Purchaser understands that, under the
existing rules of the SEC, Purchaser may be unable to sell the Path 1 Shares issued to Purchaser pursuant to this Agreement, except to the extent that such shares may be sold (i) pursuant to an effective registration statement covering such sale pursuant to the Securities Act and applicable state securities laws or an applicable exemption therefrom, (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144.

                           (d)      Purchaser is not relying on the Company
respecting the financial, tax and other economic considerations of an investment in the Path 1 Shares issued to Purchaser pursuant to this Agreement, and Purchaser has relied on the advice of, or has consulted with, its own advisors.

                           (e)      Purchaser is familiar with the provisions of
Rule 144 and the limitations upon the availability and applicability of such rules.

                           (f)      Purchaser is an "accredited investor" within
the meaning of Regulation D under the Securities Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the Path 1 Shares issued to Purchaser pursuant to this Agreement, and its financial position is such that it can afford to retain such shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

                           (g)      Purchaser has such knowledge and experience
in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the issuance of the Path 1 Shares issued to Purchaser pursuant to this Agreement to evaluate the merits and risks of an investment in such shares and to make an informed investment decision with respect thereto.

                           (h)      Purchaser is acquiring the Path 1 Shares
issued to Purchaser pursuant to this Agreement as an investment for its account, and without any present view towards the resale or other distribution thereof.

                           (i)      Purchaser has been independently advised as
to or is aware of the restrictions with respect to trading in the Path 1 Shares imposed by applicable securities legislation in the jurisdiction in which it resides and confirms that no representation has been made respecting such restrictions with respect to trading in the Path 1 Shares.

                  3.11 LEGEND. Each certificate representing Path 1 Shares issued to Purchaser pursuant to this Agreement, shall contain upon its face or upon the reverse side thereof a legend as required by the Stockholders' Agreement.

                  3.12 BROKERS AND FINDERS. Other than Yorkton Securities Inc., Purchaser has not employed any investment banker, broker, finder, advisor, consultant or intermediary in connection with the Transactions which would be entitled to any investment banking, brokerage, finder's, advisory or similar fee or commission in connection with this Agreement or the Transactions and the Company does not, nor will it, have any obligation to pay Yorkton Securities Inc. any fee or commission in connection with this Agreement or the consummation of the Transactions.

                  3.13 LEITCH SHARES. Assuming (i) the accuracy of the Company's representations and warranties as set forth in Section 2.23 hereof,
(ii) the Company's compliance with the requirements contained in the legend as set forth in Section 2.24 hereof and (iii) that the Company does not hold, alone or in combination with others, more than 20% of the outstanding voting securities of Purchaser and does not otherwise hold a sufficient number of any securities of Purchaser which would affect materially the control of Purchaser, then the Leitch Shares will be freely tradeable through an appropriately registered dealer in Canada.

                                   ARTICLE IV.
                       ADDITIONAL COVENANTS AND AGREEMENTS

                  4.1 INTERIM OPERATIONS OF THE COMPANY. Except with respect to (i) the investment in the Company of up to $5 million by certain investors currently contemplated by the Company, (ii) all contracts, options, bonuses, stock purchase agreements or other compensation and other arrangements made with respect to Michael T. Elliott and Richard Slansky and
(iii) bonuses not to exceed $50,000 and option grants not to exceed 50,000 shares of capital stock of the Company made to certain employees or consultants, other than Michael T. Elliott and Richard Slansky, and except as set forth in Section 4.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the date of Closing or termination of this Agreement pursuant to Article VII hereof (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company shall conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and subject to the prudent management of workforce needs, its employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall not without the prior written consent of Purchaser:

                           (i)      directly or indirectly, amend its
Certificate of Incorporation or By-laws or similar organizational documents;

                           (ii)     (A) declare, set aside or pay any dividend
or other distribution payable in cash, stock or property with respect to the Company's capital stock, (B) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of the Company's capital stock or any instrument or security which consists of or includes a right to acquire such shares; (C) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of the Company's capital stock or voting debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of the Company's capital stock or voting debt, other than (x) shares of Path 1 Class A Common Stock and/or Path 1 Class B Common Stock issued upon the exercise of options or other rights outstanding on the date hereof and (y) the issuance of options to employees or consultants to the Company in the ordinary course of business; or (D) split, combine or reclassify the outstanding capital stock of the Company;

                           (iii)    acquire or agree to acquire by merging or
consolidating with, or by purchasing an equity interest in a substantial portion of the assets of, or by any other manner, any business or any Person or other business organization or division thereof;

                           (iv)     alter (through merger, liquidation,
reorganization, restructuring or in any other fashion), the corporate structure or ownership of the Company;

                           (v)      make any new capital expenditures outside
the ordinary course of business;

                           (vi)     amend or terminate any material contract or
enter into any agreement which would constitute a material contract, except, in any case, in the ordinary course of business consistent with past practice; PROVIDED that any such amendment or termination does not have a Company Material Adverse Effect, or waive, release or assign any material rights or claims;

                           (vii)    transfer, lease, license, sell or dispose of
any of their respective assets other than dispositions in the ordinary course of business and consistent with past practice; PROVIDED that the fair market value of assets sold does not exceed $100,000 in any single transaction or $500,000 in the aggregate;

                           (viii)   mortgage, pledge or encumber any of their
respective assets, except, in any case, in the ordinary course of business consistent with past practice; PROVIDED that any such actions would not have a Company Material Adverse Effect.

                           (ix)     except the employment agreement to be
entered into between the Company and Michael T. Elliott, enter into any employment or severance agreement with or grant any severance or termination pay to any officer or director of the Company;

                           (x)      except in the ordinary and usual course of
business, as required to comply with Applicable Law or expressly provided in this Agreement, (A) adopt, enter into, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under, any Benefit Plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company for the current or future benefit or welfare of any director, officer or current or former employee, except to the extent necessary to coordinate any such Benefit Plans with the terms of this Agreement, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee or consultant of the Company (other than normal recurring increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder, except, in the case of stock grants or option grants to employees of or consultants to the Company made in the ordinary course of business) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                           (xi)     (A) incur or assume any long term
indebtedness, or except in the ordinary course of business, incur or assume any short term indebtedness in amounts inconsistent with past practice (provided, that such short-term indebtedness outstanding does not exceed $25,000 at any given time), (B) modify the terms of any indebtedness or other liability, except as set forth in Section 4.1 of the Company Disclosure Schedule, (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (except for checks endorsed for collection in the ordinary course of business) or (D) make any loans, advances or capital contributions to, or investments in, any other Person other than (x) travel and other expense advances to employees in the ordinary course of business and (y) investments in publicly traded securities constituting less than 1.0% of the outstanding equity of the issuing entity);

                           (xii)    change any of the accounting methods used by
it unless required by GAAP;

                           (xiii)   make any material election relating to
Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                           (xiv)    pay, settle, release, discharge or satisfy
any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise, including without limitation, the Litigation), other than the payment or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, and of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

                           (xv)     amend in any material respect, renew,
terminate or cause to be extended any material lease, agreement or arrangement relating to any of its leased properties or enter into any material lease, agreement or arrangement with respect to any real property;

                           (xvi)    permit any insurance policy having the
Company as a beneficiary or a loss payable payee to be cancelled or terminated unless comparable replacement coverage is obtained; and

                           (xvii)   take, or agree or commit to take, any action
that would or is reasonably likely to result in any of the conditions to the consummation of the Transactions set forth in Article VI hereof not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Closing, or that would materially impair the ability of the Company or Purchaser to consummate the Transactions in accordance with the terms hereof or delay such consummation.

                  4.2      ALTERNATIVE PROPOSALS.

                           (a)      Neither the Company nor any Affiliate shall
(and the Company shall use its reasonable best efforts to cause the officers, directors, employees, representatives and agents of the Company, and each of its Affiliates, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, solicit, participate in, encourage, or initiate discussions or negotiations with, or provide any information to, any Person (other than Purchaser, any of its Affiliates or representatives) concerning or which would reasonably facilitate or be expected to lead to any Takeover Proposal, except that nothing contained in this Section
4.2 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from making such disclosure to the Company's stockholders as, in the good faith judgment of the Company's Board of Directors, after receiving advice from outside counsel, is required under Applicable Law, provided that the Company may not, approve or recommend, or propose to approve or recommend, any Takeover Proposal, or enter into any letter of interest, agreement or other arrangement with respect to any Takeover Proposal. Upon execution of this Agreement, the Company will immediately cease any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the Closing, the Company may furnish information concerning its business, properties or assets to any Person or group and may negotiate and participate in discussions and negotiations with such Person or group concerning a Takeover Proposal if: the Company's Board of Directors determines in good faith, after consultation with outside legal counsel that such action is necessary for it to comply with its fiduciary duty under Applicable Law.

                  The Company will promptly notify Purchaser of the existence of any proposal, discussion, negotiation or inquiry received by the Company regarding any Takeover Proposal, and the Company will promptly communicate to Purchaser the terms of any proposal, discussion, negotiation or inquiry which it may receive (and will promptly provide to Purchaser copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) regarding any Takeover Proposal and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Purchaser any non-public information concerning the Company provided to any other Person which was not previously provided to Purchaser. The Company will keep Purchaser informed of the status and details of any such Takeover Proposal and of any amendments or proposed amendments to any Takeover Proposal and will promptly (but in no case later than 24 hours) notify Purchaser of any determination by the Company's Board of Directors that it is considering accepting a Takeover Proposal.

                  4.3      REASONABLE BEST EFFORTS.

                           (i)      Prior to the Closing, upon the terms and
subject to the conditions of this Agreement, Purchaser and the Company agree to use their respective reasonable best efforts (x) to take, or cause to be taken, all actions, and (y) to do, or cause to be done, all things necessary, proper or advisable (subject to any Applicable Law) to consummate the Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity and (ii) the satisfaction of the other parties' conditions to effect the Transactions. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the Closing.

                           (b)      Prior to the Closing, subject to Applicable
Law, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, and the Transactions. Each party hereto shall promptly inform the other parties of any communication from any

Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

                           (c)      Notwithstanding the foregoing, nothing
contained in this Agreement shall be deemed to require the Company or Purchaser to commence any litigation against any Person in order to facilitate the consummation of any of the Transactions or, except for the Company, to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions.

                  4.4 PURCHASER ACCESS TO INFORMATION. Upon reasonable notice, the Company shall, afford to the officers, employees, accountants, counsel, financing sources and other representatives of Purchaser, access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments, records and employees and, during such period, the Company shall (and shall cause its employees to), (1) furnish promptly to Purchaser (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (b) all other information concerning its business, properties and personnel as Purchaser may reasonably request. Until the Closing, unless otherwise required by Applicable Law or in order to comply with disclosure requirements applicable to any filings or communications with Governmental Entities and stock exchanges, Purchaser will hold any such information which is nonpublic in confidence.

                  4.5 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Purchaser and the Company. Thereafter, until the Closing or the date the Transactions are terminated or abandoned, neither the Company, Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the other Transactions without prior consultation with the other parties, except in order to comply with fiduciary obligations or as may be required by Applicable law, the rules and regulations of any national or other securities exchange or over-the-counter market or by any listing agreement with a national or other securities exchange or over-the-counter market.

                  4.6 NOTIFICATION OF CERTAIN MATTERS.The Company shall give prompt notice to Purchaser of (i) the occurrence or non-occurrence of any event known to the Company which would cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 4.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                           (b)      Purchaser shall give prompt notice to the
Company of (i) the occurrence or non-occurrence of any event known to Purchaser which would cause any representation or warranty of Purchaser contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 4.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  4.7 STOCK EXCHANGE LISTINGS AND FORM 10. Purchaser shall use its reasonable best efforts to promptly cause the Leitch Shares to be issued pursuant to this Agreement to be approved for listing on The Toronto Stock Exchange, subject to official notice of issuance, prior to the Closing, and, if such listing shall not have occurred prior to the Closing, Purchaser shall use its reasonable best efforts to cause such shares to be listed on The Toronto Stock Exchange within 90 days after the Closing.

                           (b)      Purchaser shall use its reasonable best
efforts to cause the Leitch Shares to be issued pursuant to this Agreement to be approved for listing on The Nasdaq Stock Market as soon as reasonably practicable after the Closing.

                           (c)      The Company shall use its reasonable best
efforts to cause the Form 10 to be declared effective by the SEC as soon as reasonably practicable after the Closing.

                  4.8 COMPANY DISCLOSURE SCHEDULE. The Company shall deliver to Purchaser the Company Disclosure Schedule no later than 5:00 P.M. (San Diego time) on April 14, 2000. Purchaser shall notify the Company of (a) its acceptance of the Company Disclosure Schedule or (b) its rejection of the Company Disclosure Schedule, in any case, within three (3) Business Days after receipt thereof, provided, however, that Purchaser may reject the Company Disclosure Schedule only in accordance with Section 6.2(viii) hereof.

                  4.9 REGISTRATION RIGHTS. In the event that the Leitch Shares are not freely tradeable after 40 days after the date of issuance of the Leitch Shares to the Company and the Company has used its best efforts to ensure that the assumptions described above in Section 2.23 at the time of resale are correct and the Company has used its best efforts to comply with the requirements as set out in the legend in section 2.24, the Company, upon written notice to Purchaser, may require Purchaser to use its reasonable best efforts to qualify all, but not less than all, of the Leitch Shares for distribution in Ontario (the "Distribution"), subject to the following terms and conditions:

                           (a)      Purchaser will so qualify the Leitch Shares
for Distribution by way of a secondary offering only, or if Purchaser shall determine in its sole discretion, by way of a primary offering and secondary offering.

                           (b)      The Company agrees that it will comply with
all regulatory requirements in connection with the Distribution and agrees to furnish to Purchaser and any underwriters all necessary, normal and customary documents and information required in connection with the Distribution.

                           (c)      The rights of the Company to qualification
pursuant to this Section shall be conditioned upon the Company's participation in any underwriting relating to the Distribution. The Company shall (together with Purchaser) enter into an underwriting agreement in normal and customary form with the underwriter or underwriters selected by Purchaser.

Notwithstanding any provision of this Section, if the underwriter, in its sole discretion, determines that marketing factors require a limitation of the number of securities to be underwritten, the underwriter may exclude some or all of the Leitch Shares for which the Company seeks qualification from inclusion in the Distribution. The Company may not request Purchaser qualify some or all of the Leitch Shares excluded from the Distribution under this Section 4.9(c) more than once in any 12 month period.

                           (d)      If Purchaser shall furnish to the Company, a
certificate signed by the Chief Executive Officer of Purchaser stating that, in the good faith judgement of the board of directors of Purchaser, it would be seriously detrimental to Purchaser and its shareholders for the Leitch Shares to be qualified for Distribution and it its therefore in the best interests of Purchaser to defer the qualification of the Leitch Shares, then Purchaser may delay the qualification of the Leitch Shares, once but not more than once, for a period not in excess of one hundred twenty (120) days.

                           (e)      Purchaser shall have no obligation under
this Section 4.9 to qualify for distribution any Leitch Shares if Purchaser shall deliver to the Company an opinion of its Canadian counsel to the effect that the proposed sale or disposition for which qualification was requested does not require qualification under applicable Ontario laws.

                           (f)      The costs and expenses (other than
underwriting discounts or commissions and fees and disbursements of counsel of the Company) relating to the Distribution, and of all other actions that Purchaser is required to take or effect pursuant to this Section 4.9, shall be paid by Purchaser.


                                   ARTICLE V.
                                    CLOSING

                  5.1 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Path 1 Shares as set forth herein (the "Closing") shall be held at the offices of Brobeck, Phleger & Harrison LLP, 12390 El Camino Real, San Diego, California, 92130 at 10:00 A.M., local time, on the date specified in writing by Purchaser to the Company on which all conditions precedent set forth in Article VI have been satisfied, or at such other time and place as agreed to in writing by Purchaser and the Company.

                  5.2      CLOSING DELIVERIES. On or prior to the Closing,

                           (a)      Purchaser shall have delivered, or cause to
be delivered to the Company, the following:

                                    (i)      the cash portion of the Purchase
Price, by wire transfer in immediately available funds to an account designated by the Company;

                                    (ii)     a certificate representing the
Leitch Shares registered in the name of the Company;

                                    (iii)    a certificate of an officer of
Purchaser, in form and substance reasonably satisfactory to the Company and its counsel, to evidence compliance with Section 6.3(i);

                                    (iv)     resolutions of the Board of
Directors of Purchaser and complete and correct copies of Purchaser's certificate of incorporation and by-laws, or other charter documents, as applicable, including all amendments, modifications or supplements thereto, to evidence compliance with Section 6.3(ii), together with a certificate of an officer of Purchaser; and

                                    (v)      the Stockholders' Agreement duly
executed by Purchaser on or before the Closing; and

                                    (vi)     such other documents as the Company
may reasonably request for the purpose of facilitating the consummation of the Transactions.

                           (b)      the Company shall have delivered, or cause
to be delivered to Purchaser, the following:

                                    (i)      a certificate representing the Path
1 Shares registered in the name of Purchaser;

                                    (ii)     a certificate of an officer of the
Company, in form and substance reasonably satisfactory to Purchaser and its counsel, to evidence compliance with Section 6.2(i);

                                    (iii)    the License Agreement duly executed
by the Company on or before the Closing;

                                    (iv)     resolutions of the Company's Board
of Directors and complete and correct copies of the Company's certificate of incorporation and by-laws, including all amendments, modifications or supplements thereto, to evidence compliance with Section 6.2(iii), together with a certificate of an officer of the Company; and

                                    (v)      the Stockholders' Agreement duly
executed by the Company on or before the Closing;

                                    (vi)     the Company Disclosure Schedule in
form and substance reasonably satisfactory to Purchaser; and

                                    (vii)    such other documents as Purchaser
may reasonably request for the purpose of facilitating the consummation of the Transactions.

                  5.3 DELIVERY OF PATH 1 SHARES. Delivery of the Path 1 Shares shall be made by the Company to Purchaser at the Closing by delivering one or more certificates in negotiable form representing the Path 1 Shares, each such certificate to be accompanied by any requisite documentary or stock transfer taxes.

                  5.4 TAX MATTERS. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by the Company when due, and the Company will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, Purchaser will join in the execution of any such tax returns and other documentation.

                                   ARTICLE VI.
            CONDITIONS TO THE PURCHASE AND SALE OF THE PATH 1 SHARES

                  6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CLOSE. The respective obligations of each party to consummate the Transactions are subject to the satisfaction at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part by the Company or Purchaser, as the case may be, to the extent permitted by Applicable
Law:

                                    (i)      all regulatory approvals
required to consummate the Transactions shall have been obtained and are in full force and effect; and

                                    (ii)     there shall not be in effect any
Applicable Law, executive order, decree, ruling or injunction or other order of any Governmental Entity directing that the Transactions contemplated herein not be consummated.

                  6.2 CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the Transactions are subject to the satisfaction (or waiver by Purchaser in its sole discretion) of the following further conditions:

                                    (i)      the Company shall have performed
in all material respects all of their obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Closing as if made at and as of such time, and Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

                                    (ii)     Purchaser shall have consummated
the transactions contemplated by the Berns Agreement;

                                    (iii)    Purchaser shall have received a
copy of the resolutions of the Company's Board of Directors authorizing the Transactions, the Stockholders' Agreement (including the election of Purchaser's nominees to the Company's Board of Directors and the amendment of the Company's By-laws as required thereby) and the Licensing Agreement, and complete and correct copies of the Company's certificate of incorporation and by-laws, including all amendments, modifications or supplements thereto (including the amendments to the By-laws contemplated by the Stockholders' Agreement) which copies shall be certified by an executive officer of the Company;

                                    (iv)     All litigation claims or
disputes set forth in, related to or arising out of the complaint filed by the Company against James Berns and Rona Berns and other defendants in San Diego County Superior Court on September 20, 1999 (Case No. GIC 735665) including any cross-complaints filed by James Berns and Rona Berns or others against the Company and the proceedings commenced by any of the defendants in the Delaware Chancery Court on November 9, 1999, shall have been settled or otherwise resolved and dismissed with prejudice in a manner and on terms satisfactory to Purchaser in its sole discretion;

                                    (v)      the Company shall have entered
into the License Agreement on or before the Closing;

                                    (vi)     the Company shall have entered
into the Stockholders' Agreement (and shall have amended the By-laws in the form attached as an exhibit thereto concurrently with the Closing) on or before the Closing;

                                    (vii)    on or prior to the Closing,
Purchasers' two designees to be appointed to the Company's Board of Directors in accordance with the provisions of the Stockholders' Agreement shall have been so appointed;

                                    (viii)   Purchaser shall have received
the Company Disclosure Schedule in accordance with Section 4.8 hereof, in which event such Company Disclosure Schedule shall be deemed accepted by Purchaser and this condition to Closing shall be deemed satisfied; provided, however, that the Company Disclosure Schedule shall not be deemed accepted and this condition to Closing shall not be deemed satisfied to the extent it contains, and only with respect to, disclosures (x) regarding the Company's Registered Intellectual Property which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (y) which would materially limit Purchaser from enjoying the benefits of the License Agreement; and

                                    (ix)     Purchaser shall have completed
to its satisfaction its financial and legal due diligence of the Company.

                  6.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Transactions are subject to the satisfaction (or waiver by the Company in its sole discretion) of the following further conditions:

                           (i)      Purchaser shall have performed in all
material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, the representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing as if made at and as of such time, and the Company shall have received a certificate signed by an executive officer of Purchaser to the foregoing effect;

                           (ii)     the Company shall have received a copy of
the resolutions of the Board of Directors of Purchaser authorizing the Transactions, and complete and correct copies of Purchaser's certificate of incorporation and by-laws, or other charter documents, as applicable, including all amendments, modifications or supplements thereto which copies shall be certified by an executive officer of Purchaser;

                           (iii)    Purchaser shall have entered into the
Stockholders' Agreement and the License Agreement, on or before the Closing; and

                           (iv)     all litigation claims or disputes set
forth in, related to or arising out of the complaint filed by the Company against James Berns and Rona Berns in San Diego County Superior Court on September 20, 1999 (Case No. GIC 735665) including any cross-complaints filed by James Berns and Rona Berns against the Company and the proceedings commenced by any of the defendants in the Delaware Chancery Court on November 9, 1999, shall have been settled or otherwise resolved and dismissed with prejudice in a manner and on terms satisfactory to the Company.

                                  ARTICLE VII.
                                   TERMINATION

                  7.1 TERMINATION. This Agreement may be terminated and the Transactions contemplated hereby may be abandoned at any time prior to the Closing:

                           (i)      by mutual written consent of Purchaser
and the Company;

                           (ii)     by either the Company or Purchaser, if
the Closing has not occurred by June 30, 2000 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Transactions by such date);

                           (iii)    by either the Company or Purchaser, if
there shall be any Applicable Law that makes consummation of the Transactions illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Transactions, and such judgment, injunction, order or decree shall become final and nonappealable;

                           (iv)     by either the Company or Purchaser, if
there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Purchaser Material Adverse Effect or Company Material Adverse Effect, as the case may be; or

                           (v)      by Purchaser if:

                                    (A)      there shall have been a material
breach of any provision of Section 4.2;

                                    (B)      any Person or "group" (within
the meaning of Section 13(d)(3) of the Exchange Act), other than Purchaser, or its Affiliates or any group of which any of them is a member, shall have acquired or announced its intention to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the shares of Path 1 Class A Common Stock or of any other class of voting capital stock of the Company; or

                               (C)      if the Company receives a Takeover
Proposal from any Person (other than Purchaser) and the Company's Board of Directors shall have recommended or approved such Takeover Proposal or takes a neutral position or makes no recommendation with respect to such Takeover Proposal after a reasonable amount of time (and in no event more than ten Business Days following such receipt) has elapsed for the Company's Board of Directors to review and make a recommendation with respect to such Takeover Proposal or the Company has entered into an agreement with respect to a Takeover Proposal.

                  7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Purchaser, the Company or their respective directors, officers, employees, representatives, agents, advisors or stockholders other than the obligations pursuant to this Section 7.2, except that the agreements contained in Article IX hereof shall survive the termination hereof. Nothing contained in this Section 7.2 or in Article VIII shall relieve any party from liability for fraud or for willful breach of this Agreement.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

                  8.1 INDEMNITY. Subject to the terms and conditions of this Article VIII, from and after the Closing, the Company shall indemnify and hold harmless Purchaser from and against any and all Damages resulting from or arising out of any misrepresentation, breach or failure of any representation or warranty made by the Company in this Agreement; and (b) subject to the terms and conditions of this Article VIII, from and after the Closing, Purchaser shall indemnify and hold harmless the Company from and against any and all Damages resulting from or arising out of any misrepresentation, breach or failure of any representation or warranty made by Purchaser in this Agreement.

                  8.2      LIMITATION ON INDEMNITY

                           (a)      Neither the Company nor Purchaser shall
have liability for amounts payable pursuant to their respective indemnification obligations in this Article VIII until the total of all Damages incurred by Purchaser or the Company, respectively, exceeds Two Hundred and Fifty Thousand Dollars (U.S. $250,000) in the aggregate (the "Threshold Amount"), after which the indemnification obligations of the Company or Purchaser, as the case may be, shall, subject to subsection (b) below, only include all such Damages in excess of the Threshold Amount.

                           (b)      Neither the Company nor Purchaser shall
have liability pursuant to its indemnification obligations in this Article VIII to the extent that the total of all Damages suffered by Purchaser or the Company, respectively, exceeds an aggregate of Ten Million Dollars ($10,000,000).

                  8.3 PROCEDURE. With respect to any Damages, whether a claim, the commencement of any proceeding, any written demand, or the occurrence of any other similar event, any of which may constitute a separate matter or series of matters ("Indemnification Matter") against which Purchaser or the Company (such applicable party referred to as the "Indemnitee") is indemnified under this
Article VIII:

                           (a)      Within 30 days after the Indemnitee
receives written notice pertaining to the demand or proceeding underlying such Indemnification Matter, or, if such Indemnification Matter does not involve a third party demand or claim, within 30 days after the Indemnitee first has actual knowledge of such Indemnification Matter, the Indemnitee shall give notice to the Company or Purchaser, as the case may be, of the nature of such Indemnification Matter and the amount demanded or claimed in connection therewith. Such notice shall be a condition precedent to any indemnification liability under this Article VIII, but the Indemnitee shall not lose its right to indemnification other than under this Article VIII as a result of the failure to give such notice in a timely manner.

                  8.4 REMEDIES. Notwithstanding anything in this Agreement to the contrary, following the Closing, the rights of indemnification under this Article VIII are the sole and exclusive remedy of Purchaser or the Company, as the case may be, with respect to any and all matters covered in Section 8.1 above, except that, notwithstanding the foregoing and Section 8.5 below, Purchaser or the Company, as the case may be, shall be entitled to all remedies which are available under Applicable Law for fraudulent conduct and under Section 10(b) of the Exchange Act and the rules and regulations of the SEC thereunder.

                  8.5      TIME LIMIT. Damages to be indemnified under this
Article VIII must be claimed within one year after the Closing, except for Damages resulting from or arising out of Indemnification Matters for which proper notice under Section 8.3 above shall have been given prior to the expiration of such one-year period.

                                  ARTICLE IX.
                            MISCELLANEOUS AND GENERAL

                  9.1 PAYMENT OF EXPENSES AND OTHER PAYMENTS.. All fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

                  9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the earlier of termination of this Agreement, subject to Section 8.5 above, or one year from the date of Closing. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing.

                  9.3 MODIFICATION OR AMENDMENT. Subject to the compliance with Applicable Law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  9.4 WAIVER OF CONDITIONS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  9.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties (including by telecopy) and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  9.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  9.7 JURISDICTION; WAIVER OF TRIAL BY JURY. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

                  9.8 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by nationally recognized overnight courier, or by telecopy, as follows:

                  If to the Company, to

                              3636 Nobel Drive
                              Suite 275
                              San Diego, California  92122
                              Attention:  Ronald D. Fellman
                              Telecopy:   (858) 450-4203
                  with a copy to:

                              Brobeck, Phleger & Harrison LLP
                              12390 El Camino Real
                              San Diego, California 92130
                              Attention:  Hayden Trubitt, Esq.
                              Telecopy:   (858) 720-2555

                  If to Purchaser, to

                              25 Dyas Road
                              North York, Ontario
                              Canada M3B 1V7
                              Attention:  Reg J. Tiessen
                              Telecopy:   (416) 445-4308

                  with a copy to:

                              Torys
                              237 Park Avenue
                              New York, New York  10017
                              Attention:  Bradley P. Cost, Esq.
                              Telecopy:   (212) 682-0200

                  All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered, upon receipt, if sent by telecopy, on the next Business Day, if sent by a nationally recognized courier, or three (3) Business Days after being deposited in the mail, if sent by registered or certified mail. Any party may, upon written notice to the other parties hereto, change the address to which notices or other communications to such party are to be delivered or mailed.

                  9.9 ENTIRE AGREEMENT; ASSIGNMENT This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

                  9.10 PARTIES IN INTEREST Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  9.11 VALIDITY If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.

                  9.12 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  9.13 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of competent jurisdiction.

                  9.14 "KNOWLEDGE" OF THE COMPANY OR PURCHASER. For purposes of this Agreement, unless otherwise expressly provided where the term is used, "knowledge" of the Company, or Purchaser, as the case may be, will be deemed to mean the actual knowledge of any director or executive officer of the Company or Purchaser, as the case may be, after reasonable inquiry.

                                   ARTICLE X.
                                   DEFINITIONS

                  10.1 CERTAIN DEFINITIONS. The following terms when used herein shall have the meanings assigned to them below (certain other terms are defined elsewhere herein):

                  "Actions" shall have the meaning set forth in Section 2.14 hereof.

                  "Affiliate" means a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

                  "Agreement" shall have the meaning set forth in the recitals hereof.

                  "Applicable Law" shall mean the collective reference to any federal, state, local, provincial or foreign law, rule, regulation, ordinance, writ, judgment, injunction, decree, determination, award or other order of any Governmental Authority or stock exchange, in each case excluding any and all Environmental Laws.

                  "Balance Sheet" shall have the meaning set forth in Section 2.4(c) hereof.

                  "Benefit Plan" shall have the meaning set forth in Section
2.11 hereof.

                  "Berns Agreement" shall mean the Stock Purchase Agreement, dated as of March 10, 2000, by and among Purchaser, James Berns and Rona Berns, together with any amendment or supplement thereto.

                  "Business Day" shall mean a day other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required to close."

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company Board" shall have the meaning set forth in Section
2.20 hereof.

                  "Company Disclosure Schedule" shall have the meaning set forth in Section 2.1 hereof.

                  "Company Material Adverse Effect" shall mean any change, circumstance or fact that (i) is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of the Company provided that the term "Company Material Adverse Effect" as used herein shall not include any effect attributable to (a) changes in the economy generally or (b) changes or circumstances affecting the industries in which the Company engages, which change, circumstance or effect (in the case of clause (b)) does not affect the Company, disproportionately relative to other entities operating in such industries, or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement.

                  "Damages" shall mean all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees (including those incurred in connection with a dispute among the parties (or any of them) hereto), investigation expenses, court costs, interest and penalties) actually incurred in connection with any matter for which indemnification is provided under Article VIII hereof.

                  "ERISA" shall have the meaning set forth in Section 2.11(a) hereof.

                  "Exchange Act" shall have the meaning set forth in Section 2.4(a) hereof.

                  "Form    10" shall have the meaning set forth in Section
2.4(a) hereof.

                  "GAAP"   shall have the meaning set forth in Section 2.4(b)
hereof.

                  "Governmental Authority" or "Governmental Entity" shall mean the collective reference to any court, administrative agency, tribunal, authority, commission or other foreign or domestic, whether federal, state, provincial or local governmental authority or instrumentality.

                  "Indemnification Matter" shall have the meaning set forth in Section 8.3 hereof.

                  "Indemnitee" shall have the meaning set forth in Section
8.3 hereof.

                  "License Agreement" shall mean that certain Joint Product Development and License Agreement between Purchaser and the Company to be executed on or before the Closing in form and substance mutually agreed upon by Purchaser and the Company.

                  "Lien" shall mean any mortgage, pledge, encumbrance, charge or other security interest of any kind or nature whatsoever.

                  "Other Intellectual Property" shall have the meaning set forth in Section 2.17 hereof.

                  "Path 1 Class A Common Stock" shall have the meaning set forth in the recitals hereof.

                  "Path 1 Class B Common Stock" shall have the meaning set forth in Section 2.3 hereof.

                  "Permits" shall have the meaning set forth in Section 2.15(b) hereof.

                  "Permitted Liens" shall mean:

                  (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested Taxes are maintained on the books of the Company or Purchaser, as applicable;

                  (b) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (c) easements, rights-of-way, restrictions and other similar encumbrances previously incurred in the ordinary course of business which, in respect of properties or assets of the Company or Purchaser or any Purchaser Subsidiary, as applicable, are not material, and which, in the case of such encumbrances on the assets or properties of the Company or Purchaser or any Purchaser Subsidiary, as applicable, do not materially detract from the value of any such properties or assets or materially interfere with any present use of such properties or assets;

                  (d)      carriers', warehousemen's, mechanics',
materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                  (e) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) statutory and contractual Liens on the property of the Company or Purchaser or any Purchaser Subsidiary, as applicable, in favor of landlords securing leases; and

                  (g)      Liens in existence at the Effective Time listed in
Section 2.9 to the Company Disclosure Schedule.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Purchaser" shall have the meaning set forth in the recitals hereof.

                  "Purchaser Material Adverse Effect" shall mean any change, circumstance or fact that (i)is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of Purchaser and its subsidiaries, taken as a whole, provided that the term "Purchaser Material Adverse Effect" as used herein shall not include any effect attributable to (a) changes in the economy generally or (b) changes or circumstances affecting the industries in which Purchaser and its subsidiaries engage, which change, circumstance or effect (in the case of clause (b)) does not affect Purchaser disproportionately relative to other entities operating in such industries, or (ii) would materially impair the ability of Purchaser to perform its obligations under this Agreement.

                  "Registered Intellectual Property" shall have the meaning set forth in Section 2.17 hereof.

                  "SEC" shall have the meaning set forth in the Section 2.4(a) hereof.

                  "Stockholders' Agreement" shall mean that certain Stockholders' Agreement by and among the Company, Purchaser, Ronald D. Fellman, Douglas A. Palmer and Michael T. Elliott to be executed on or before the Closing in the form of Exhibit A hereto.

                  "Takeover Proposal" means any bona fide proposal or offer, whether in writing or otherwise, from any Person (other than Purchaser or any Affiliates thereof) (a "Third Party") to acquire beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of all or a material portion of the assets of the Company or 25% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to the Company, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of any material portion of the assets of or 25% or more of the equity interest in the Company.

                  "Taxes" shall have the meaning set forth in Section 2.7 hereof.

                  "Tax Returns" shall have the meaning set forth in
Section 2.7 hereof.

                  "Transactions" shall have the meaning set forth in Section
2.2 hereof.

                                     * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       PATH 1 NETWORK TECHNOLOGIES INC.



                                       By: /s/ Vera Moldt
                                           ----------------------------
                                           Name:
                                           Title:


                                       LEITCH TECHNOLOGY CORPORATION



                                       By: /s/ John A. MacDonald
                                           ----------------------------
                                           Name:
                                           Title:



                                       By: /s/ Reginald J. Tiessen
                                           ----------------------------
                                           Name:
                                           Title:

                          COMPANY DISCLOSURE SCHEDULE

         Inclusion of information on this Company Disclosure Schedule does not constitute an admission by the Company that the information is material. The Company's approach has been to try to err on the side of over-inclusiveness and over-disclosure.

SECTION 2.1

The Company is not qualified to do business as a foreign corporation in California. The Company intends to become qualified forthwith and does not believe that any past or future non-qualification would cause a Company Material Adverse Effect.

On March 16, 1998, the Company entered into an agreement with Jyra Research, Inc. ("Jyra") providing for the Company to make a strategic investment in Jyra and for Jyra to make a strategic investment in the Company. Under this agreement, the Company exchanged ten shares of its Series A Preferred Stock for 16,000 restricted common shares of Jyra, which the Company still holds.

SECTION 2.3

On April 10, 2000, the Board approved Michael Elliott as its Chief Executive Officer. In connection with that, Mr. Elliott will receive options to purchase up to 400,000 shares of the Company's Class B Common Stock.

The Company is contemplating hiring Richard Slansky to become its Chief Financial Officer. In connection with that, the Company may grant Mr. Slansky options to purchase up to 250,000 shares of Class B Common Stock.

The Company has made informal commitments to grant options to purchase up to approximately 50,000 shares of Class B Common Stock to certain current or future employees, consultants, and/or advisors of the Company.

The Company may sell up to another $5 million of its Class A Common Stock to certain investors before its ongoing stock offering is completed.

SECTION 2.4

The Company may have a material liability or obligation with respect to the pending and threatened litigation involving Mr. Felber (including for indemnification of individuals sued or threatened by him).

Note also Michael and James Berns'claim for indemnification and advancement of expenses.

SECTION 2.6

The Company's Form 10 (general form for registration of securities under the Securities Exchange Act of 1934) has not been declared effective. As a result, as of March 2000, the Company's securities have been removed from the OTC Bulletin Board.

The Company has received $3.8 million pursuant to subscription agreements for its Class A Common Stock.

The Company has also received a subscription agreement for 125,000 shares of its Class A Common Stock at $8 per share.

The Company may sell up to another $5 million of its Class A Common Stock to certain investors before its ongoing stock offering is completed.

See the Section 2.4 disclosure.

SECTION 2.7

The Company failed to timely pay its annual Delaware state franchise tax for fiscal year 1999. The Company has directed its outside tax advisor to file, with payment, the necessary documentation as promptly as possible.

SECTION 2.10

Lease Agreement between the Company and Spieker Properties, L.P. dated April 10, 1999.

Agreement with Doctor Design, Inc. dated June 4, 1999.

The Company is negotiating a proposed agreement with [****].

Berns Settlement Agreement dated April 2000.

The Company has also received a subscription agreement for 125,000 shares of its Class A Common Stock at $8 per share.

SECTION 2.11

The Company maintains a medical and dental plan.

The Company has a stock option plan.

SECTION 2.14

***CONFIDENTIAL TREATMENT REQUESTED

The Company and its indemnifiable officials are being sued and threatened by Mr. Felber. Note also Michael and James Berns' claim in Delaware for indemnification and advancement of expenses.

SECTION 2.15

The Company does not have any permits, certificates or other authorization from the Federal Communications Commission, Underwriters Laboratories or any European Union agency which may be required in order to sell certain products.

As of March 2000, the Company's securities have been removed from the OTC Bulletin Board, which does not relate directly to the conduct of the Company's business

SECTION 2.16

--------------------------------------------------------------------------------
                         PENDING TRADEMARKS AND PATENTS
--------------------------------------------------------------------------------


------------------- ---------------------------------- -------------- ----------------------- ---------------
      MATTER                                              FILING
       TYPE                       TITLE                    DATE          APPLICATION NO.          STATUS
------------------- ---------------------------------- -------------- ----------------------- ---------------
Trademark           TRUECIRCUIT                          12/11/98     75/605,234              Pending
------------------- ---------------------------------- -------------- ----------------------- ---------------
Trademark           DOTCAM                               11/29/99     75/859,744              Pending
------------------- ---------------------------------- -------------- ----------------------- ---------------
Patent (U.S.)       Time-Synchronized Multi-Layer        12/29/98     09/222,183              Pending
                    Network Switch for Providing
                    Quality of Service Guarantees in
                    Computer Networks
------------------- ---------------------------------- -------------- ----------------------- ---------------
Patent (PCT)        Time-Synchronized Multi-Layer        11/3/99      PCT/US99/25882          Pending
                    Network Switch for Providing
                    Quality of Service Guarantees in
                    Computer Networks
------------------- ---------------------------------- -------------- ----------------------- ---------------
Patent (U.S.)       Methods and Apparatus for             8/19/98     09/136,706              Pending
                    Providing Quality of Service
                    Guarantees in Computer Networks
------------------- ---------------------------------- -------------- ----------------------- ---------------
Patent (PCT)        Methods and Apparatus for             8/18/99     PCT/US99/18984          Pending
                    Providing Quality of Service
                    Guarantees in Computer Networks
------------------- ---------------------------------- -------------- ----------------------- ---------------
Patent (U.S.)       Methods and Apparatus for            12/31/98     [****]                  Pending
                    [****]
------------------- ---------------------------------- -------------- ----------------------- ---------------



None of the above are "valid and in full force and effect," because they are merely applications. They are valid and legitimate applications.

***CONFIDENTIAL TREATMENT REQUESTED

SECTION 2.22 (RELATING TO SECTION 2.21)

Michael Elliott, as Chief Executive Officer, will receive an employment agreement and options to purchase up to 400,000 shares of the Company's Class B Common Stock.

The Company may hire Richard Slansky to become its Chief Financial Officer. In connection with that, the Company may grant Mr. Slansky options to purchase up to 250,000 shares of Class B Common Stock.

The Company has made informal commitments to grant options to purchase up to approximately 50,000 shares of Class B Common Stock to certain current or future employees, consultants, and/or advisors of the Company.

The Company has a stock option plan.